Exhibit 99.1

New Energy Systems Group Appoints Paul Li as Chief Financial Officer

SHENZHEN, China, June 23, 2011 /PRNewswire-Asia-FirstCall/ -- New Energy Systems Group (NYSE Amex: NEWN) ("New Energy" or the "Company"), a vertically-integrated original design manufacturer and distributor of lithium ion batteries and consumer branded backup power systems, appointed Paul Li as the Company’s Chief Financial Officer effective August 16, 2011. Mr. Li replaces Junfeng Chen, who will remain the Company’s CFO until the commencement of Mr. Li’s appointment . There were no disagreements between Mr. Chen and the Company or any officer or director of the Company associated with Mr. Chen’s departure as CFO.

Mr. Li has extensive experience as an officer and director of several publicly listed and private companies. Prior to joining  New Energy, Mr. Li served as the Chief Financial Officer of Sen Yu International Inc. (OTCBB: CSWG) from September 2010. Mr. Li was a manager with Kelmar Associates LLC, a corporate regulatory compliance consulting firm providing auditing services to the U.S. government from April 2007 to January 2010. Mr. Li is a Certified Public Accountant licensed in California and New Jersey.

New Energy Chairman Weihe Yu stated, “We thank Junfeng for his hard work and welcome Paul to New Energy. With 35 years of auditing and financial management experience, Paul will lead our efforts to further improve our financial controls and reporting. He will also work with the other members of the senior management team to expand our margins and cash flows.”

About New Energy Systems Group

New Energy Systems Group is a vertically integrated original design manufacturer and distributor of lithium ion batteries and backup power systems for leading manufacturers of mobile phones, laptops, digital cameras, MP3s and a variety of other portable electronics. The Company's end-user consumer products are sold under the Anytone® brand in China while it’s commercial and OEM batteries and battery components are sold under New Power and E’Jenie. The fast pace of new mobile device introductions in China combined with a growing middle class make it fertile ground for New Energy's end-user consumer products, as well as its high powered, light weight lithium ion batteries. In addition to historically strong organic growth, New Energy is expected to benefit from economies of scale, broader distribution and higher profit margins in 2011. Additional information about the company is available at: www.newenergysystemsgroup.com.

Forward Looking Statements

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

COMPANY

New Energy Systems Group

Ken Lin, VP of Investor Relations

Tel:   +1-917-573-0302

Email: ken@newenergysystemsgroup.com

Web: www.newenergysystemsgroup.com

INVESTOR RELATIONS

HC International, Inc.

John Mattio, SVP

Tel: US +1-212-301-7130

Email: john.mattio@hcinternational.net

Web: www.hcinternational.net